Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CEO to Address 16th Annual Wachovia Securities
Nantucket Equity Conference

HOUSTON, June 7, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman and Chief Executive Officer, will address attendees at the following event:

Analyst Conference: 16th Annual Wachovia Securities Nantucket Equity Conference -Nantucket, MA Thursday, June 22, at 10:15 A.M. Eastern Time

Presentation: Live audio webcast and presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor center section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 10,000 people and operates 32 manufacturing facilities in 17 countries.

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